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Certificate No. P-____________                              ____________ Shares

                              WASTE RECOVERY, INC.
                Incorporated Under the Laws of the State of Texas
            7% Cumulative Preferred Stock ($1.00 Par Value Per Share)
                  Nonconvertible, Redeemable, Nonparticipating

     This certifies that The Goodyear Tire & Rubber Company is the owner of __________ shares of fully paid and non-assessable 7% Cumulative Preferred Stock ($1.00 par value) of Waste Recovery, Inc., transferable only on the books of the corporation by the holder hereof in person or by attorney on surrender of this certificate properly endorsed.

     This certificate and the shares represented by it are issued and shall be held subject to all provisions of the Articles of Incorporation and the Bylaws of the corporation as amended from time to time (copies of which may be inspected at the offices of the corporation). The holder, by accepting this certificate, expressly assents to the same.

     This certificate and the shares represented by it are issued and shall be held subject to all provisions of the Certificate of Designations of 7% Cumulative Preferred Stock of Waste Recovery, Inc. (copies of which may be inspected at the offices of the corporation). The holder, by accepting this certificate, expressly assents to the same.

     ANY RIGHT OF A SHAREHOLDER TO HAVE A PRE-EMPTIVE RIGHT TO ACQUIRE UNISSUED OR TREASURY SHARES OF THE CORPORATION IS DENIED BY THE ARTICLES OF INCORPORATION OF THE CORPORATION.

     Witness the seal of the corporation and the signatures of its authorized officers.

Dated: August 1, 1990                    WASTE RECOVERY, INC.

                                         By:
---------------------------------            ------------------------------
          Secretary                                  President

                    (SEE REVERSE SIDE FOR RESTRICTIONS)

                          SHARES $1.00 PAR VALUE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

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For value received I/we hereby sell, assign and transfer to __________________,
                                                            (name of transferee)
__________ of shares represented by this certificate, and irrevocably appoint
 (number)
____________________ (with full power of substitution) to transfer the shares
 (name of attorney)
on the books of the corporation.


Date:
     ----------------------------        --------------------------------
                                         (Please sign exactly as name
                                         appears on certificate)

---------------------------------        --------------------------------
Witness                                  Taxpayer ID No.

                                         Signature guaranteed by:

                                         --------------------------------

A FULL STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS SET FORTH IN THE ARTICLES OF INCORPORATION AND THE AMENDMENTS THERETO ON FILE IN THE OFFICE OF THE SECRETARY OF STATE AND THE CORPORATION WILL FURNISH A COPY OF SAID STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.